SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 5, 2003

Date of Report (Date of earliest event reported):

SuperGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd, Suite 200, Dublin, California		94568
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 560-0100

Item 5.                                   Other Events

On September 5, 2003, SuperGen, Inc. (the “Company”) issued a press release announcing that Dr. Joseph Rubinfeld, Co-Founder, Chairman & CEO of the Company, will, upon completion of his employment contract on December 31, 2003, retire and assume the post of Chairman Emeritus and continue as a member of the Board of Directors.  The Company further announced that the Board of Directors voted to appoint Dr. James Manuso, currently a member of the Board of Directors, as Chairman and Chief Executive Officer effective January 1, 2004.  In the interim transition period, Dr. Manuso will serve the Company as a full-time consultant.

A copy of the press release is filed as an exhibit to this report and is incorporated in this report by reference.

Item 7.                                   Financial Statements and Exhibits.

(c)                                  Exhibits

99.1               Press release dated September 5, 2003 announcing the future retirement and transition plan for Dr. Joseph Rubinfeld and appointment of James Manuso as Chairman-Elect and CEO-Elect

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

Date: September 8, 2003	By:	/s/ JOSEPH RUBINFELD
Joseph Rubinfeld, Ph.D.
Chief Executive Officer, President and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 5, 2003 announcing the future retirement and transition plan for Dr. Joseph Rubinfeld and appointment of James Manuso as Chairman-Elect and CEO-Elect